                                                                                   EXHIBIT 12

                                        PACIFIC BELL AND SUBSIDIARIES
                              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                             Dollars in Millions
                                     SIX MONTHS ENDED
                                         JUNE 30,            YEAR ENDED DECEMBER 31,
                                    ----------------  -----------------------------------------
                                      1998     1997    1997     1996     1995     1994    1993
                                    ----------------  -----------------------------------------
Income (Loss) Before Income Taxes,
  Extraordinary Loss and Cumulative
  Effect of Accounting Changes      $  941   $ (479) $  34    $1,567   $1,161   $1,276  $  (54)
    Add: Interest Expense              216      226    460       379      420      437     429
         1/3 Rental Expense             19       29     41        47       29       22      23
                                    -------  -------  ------   ------  -------  ------- -------

    Adjusted Earnings               $1,176   $ (224)   535    $1,993   $1,610   $1,735  $  398
                                    =======  =======  ======   ======  =======  ======= =======

Total Interest Charges              $  233   $  246    497       412   $  420   $  437  $  429
1/3 Rental Expense                      19       29     41        47       29       22      23
                                    -------  -------  ------   ------  -------  ------- -------

    Adjusted Fixed Charges          $  252   $  275  $ 538    $  459   $  449   $  459  $  452
                                    =======  =======  ======   ======  =======  ======= =======

Ratio of Earnings to Fixed Charges    4.67    (0.81)* 0.99**    4.34     3.59     3.78    0.88***

* As defined within the computation of earnings to fixed charges, earnings are $499 less than fixed charges for the first six months of 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.
** As defined within the computation of earnings to fixed charges, earnings are $3 less than fixed charges for 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.
*** As defined within the computation of earnings to fixed charges, earnings are $54 less than fixed charges for 1993. See Management's Discussion and Analysis of Results of Operations - Other Business Matters in Pacific
     Bell's 1997 Annual Report on Form 10-K for a discussion of the restructuring charge which reduced earnings for 1993.

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